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                                                                    EXHIBIT 23.4

    As independent public auditors, we hereby consent to the use in this Registration Statement of our report dated February 26, 1999, on N.V. Telekabel Beheer as of December 31, 1998, and for the year then ended, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        Arthur Andersen

Amstelveen, The Netherlands
October 25, 1999